UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 15, 2013, Western Digital Corporation (the “Company”) was informed that the Minnesota Supreme Court (the “Court”) granted its petition for further review of the decision of the Court of Appeals in the matter of Seagate Technology, LLC v. Western Digital Corporation, et al. The order provides that the parties will file briefs with the Court, and the Court will subsequently set the matter for argument before the Court.

As previously reported, on July 22, 2013, the Court of Appeals of the State of Minnesota reversed the decision of the District Court of Hennepin County, Minnesota, which on October 12, 2012 had vacated a $630.4 million final arbitration award against the Company and ordered a rehearing of certain claims in the arbitration between the Company and Seagate Technology, LLC.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray
Date: October 15, 2013		Michael C. Ray
Senior Vice President, General Counsel and Secretary